Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of RMR Mortgage Trust of our report dated February 24, 2021, relating to the financial statements of RMR Mortgage Trust, appearing in the Annual Report on Form N-CSR of RMR Mortgage Trust for the year ended December 31, 2020.

/s/ RSM US LLP

Boston, Massachusetts

May 27, 2021

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